 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KNOW LABS, INC.
(Name of Registrant as Specified in Its Charter) N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2025 AT 1:30 PM P.T.

This proxy statement supplement, dated July 25, 2025, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Know Labs, Inc., a Nevada corporation (the “Company”) that was filed with the Securities and Exchange Commission on June 30, 2025, relating to the Company’s Special Meeting of Stockholders to be held, as adjourned and to be reconvened, on July 31, 2025 (the “Special Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement remains unchanged.

Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement, on July 24, 2025, the Company engaged Laurel Hill Advisory Group, LLC (“Laurel Hill”), an independent proxy solicitation and advisory firm, to assist it with the solicitation of proxies for the Special Meeting. Laurel Hill may solicit proxies by telephone, email, or mail. The Company has agreed to pay Laurel Hill a fee of $9,000, plus additional fees and expenses, for its services. All costs of soliciting votes in connection with the Proxy Statement have been or will be paid by the Company.

If stockholders have any questions or need assistance with casting or changing their vote, they should contact Laurel Hill toll-free at (888) 742-1305.  Banks and brokers should call Laurel Hill at (516) 933-3100.

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